UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 19, 2005

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2005 Restated Senior Officers Security Plan

          In 1997, Stock Yards Bank and Trust Company (the "Bank"), a wholly-owned banking subsidiary of S.Y. Bancorp, Inc. ("Bancorp"), adopted the Senior Officers Security Plan #2, as a successor to a previous executive compensation program (the "1997 Plan"). The 1997 Plan provided specified retirement and death benefits to five executive officers of the Bank. The current executive officers covered by the 1997 Plan are David P. Heintzman, Chairman of the Board, President and Chief Executive Officer, Kathy C. Thompson, Senior Executive Vice President, Nancy B. Davis, Executive Vice President and Chief Financial Officer, and Phillip S. Smith, Executive Vice President. David H. Brooks, the former Chairman of the Board and Chief Executive Officer of the Bank and a current director of Bancorp, will begin receiving retirement benefits under the 1997 Plan (as amended) in 2006.

          Due to changes in the federal tax laws governing the provision of death benefits through split dollar life insurance arrangements, and dictating certain design parameters for nonqualified deferred compensation programs, the Compensation Committee of the Board of Directors of Bancorp recommended certain amendments to the 1997 Plan be made. On April 19, 2005, the Board approved a restated plan known as the 2005 Restated Senior Officers Security Plan (the "2005 SOSP"). The 2005 SOSP generally preserves the benefit levels in the 1997 Plan, with certain clarifications and changes regarding when benefits might be payable. The following description of the 2005 SOSP is qualified in its entirety by reference to the full text of the plan filed as Exhibit 10.1 to this report.

          The 1997 Plan was designed to provide Messrs. Brooks and Heintzman and Ms. Thompson with benefits equal to an amount necessary to bring a participant's total retirement payments, including social security benefits and benefits under the Bank's defined contribution plan, to approximately 75% of the participant's projected salary at retirement age. That analysis produced a promised benefit under the 1997 Plan to each of the following individuals of the dollar amount indicated below, beginning at age 65, which amounts remain in effect under the 2005 SOSP:

David H. Brooks	$84,000 per year for 15 years
David P. Heintzman	$136,500 per year for 15 years
Kathy C. Thompson	$82,000 per year for 15 years

          A participant becomes vested in these benefits over a period of service set forth in an individual participant agreement, and death benefits are provided in lieu of these retirement payments if the participant dies while in the employ of the Bank. The retirement benefit becomes fully vested in the event of the participant's disability or a change of control of the Bank or Bancorp occurs while the participant is employed by the Bank.

          In 2001, Mr. Smith and Ms. Davis were included in a modified version of the 1997 Plan. As preserved in the 2005 SOSP and their individual agreements, they are promised an amount of money payable over 15 years beginning at age 65, that is equal to the cash value build up within insurance policies purchased on their lives for total premiums of $10,000 per year. If Ms. Davis or Mr. Smith dies while employed by the Bank, the death benefit on the life insurance policies (net of the Bank's cost) would be paid to them in lieu of the retirement benefit. The benefits payable to Ms. Davis and Mr. Smith are calculated based on the accumulated contributions and investment earnings for each of them and, like the defined benefit amounts payable to the other three executives, vest over a period of time, with vesting accelerated if a disability or change of control occurs while they are employed by the Bank.

          The 2005 SOSP clarifies that a participant's death benefit in the event death occurs after employment termination but before retirement payments begin, is equal to the present value of the retirement payments in which the participant was then vested, and this amount is payable to the designated beneficiary of the participant as and when those retirement benefits would otherwise be paid. If an executive ceases active work due to disability the higher insured death benefit will remain in effect.

          The 2005 SOSP also supplements the death benefit for Mr. Heintzman (provided through a split dollar agreement on an insurance policy which the Bank already owned), so that his total death benefit under the SOSP is approximately 200% of the total retirement benefit he could receive, which is a similar amount of death benefit provided for other participants in the SOSP.

Other than the additional death benefits provided for Mr. Heintzman, the 2005 SOSP does not add to the benefits of the participants provided for under the 1997 Plan.

          The 2005 SOSP updates the 1997 Plan to comply with new tax legislation under Section 409A of the Internal Revenue Code relating to deferred compensation. The 2005 SOSP provides that the triggers for payments under the plan will be

--	termination of employment within 15 months following the change of control of the Bank or Bancorp, in which event benefits would be paid in their then-present value in a lump sum; or

--

attainment of age 65, unless the participant has terminated employment sooner, in which event the payments would begin as early as age 55, or such later age as the participant might elect in conformance with the payment election requirements of new Code Section 409A.

In any case other than change of control or death of the participant while employed, payments will be made in installments over 15 years. Payments ordinarily due for 15 years after age 65 are actuarially reduced if payments start earlier than that date.

          As required by new Code Section 409A, if the executive officer who participates in the 2005 SOSP is a "key employee" within the meaning of the Code at the time payments are triggered by termination of employment, the payments will not begin until at least six months following termination of employment.

2005 Restated Senior Executive Severance Agreements

          Stock Yards Bank and Trust Company has previously entered into Senior Executive Severance Agreements (the "Severance Agreements") with three of its senior executives, David P. Heintzman, Kathy C. Thompson and Nancy B. Davis. The Severance Agreements provide for the payment to each of the named executives by the Bank of certain severance amounts in the event the executive's employment with the Bank is involuntarily terminated in connection with a change of control of Bancorp. On April 19, 2005, the Board of Directors of Bancorp approved amendments to these agreements to conform to recent changes in federal tax laws affecting change in control and deferred compensation payments.

          Payments under the amended Severance Agreements are delayed six months following termination of employment, if the named executive is also a "key employee" within the meaning of Internal Revenue Code Section 416(i) for the year in which the payment would otherwise be made, which the Bank expects would be the case for each of the named executives. The Bank has entered into restated agreements with each of the named executives reflecting these changes.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description of Exhibits

	10.1	Stock Yards Bank and Trust Company 2005 Restated Senior Officers Security Plan

	10.2	2005 Restated Senior Executive Severance Agreement dated as of April 22, 2005, between Stock Yards Bank and Trust Company and David P. Heintzman

	10.3	2005 Restated Senior Executive Severance Agreement dated as of April 22, 2005, between Stock Yards Bank and Trust Company and Kathleen C. Thompson

	10.4	2005 Restated Senior Executive Severance Agreement dated as of April 22, 2005, between Stock Yards Bank and Trust Company and Nancy Davis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2005		S.Y. BANCORP, INC.

By: /s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer